As filed with the Securities and Exchange Commission on December 24, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHIMERA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	26-0630461
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number

1211 Avenue of the Americas, Suite 2902
New York, New York 10036
(212) 696-0100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

R. Nicholas Singh, Esq.
Executive Vice President and General Counsel
c/o Fixed Income Discount Advisory Company
1211 Avenue of the Americas, Suite 2902
New York, New York 10036
(212) 696-0100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Phillip J. Kardis, II, Esq.
Anthony C. Green, Esq.
K&L Gates LLP
1601 K Street, N.W.
Washington, DC 20006
(202) 778-9401

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Common Stock, Par Value $0.01 Per Share; Preferred Stock (2)(3)(4)	$750,000,000	—	$750,000,000	$29,475.00

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2) There is being registered hereunder an indeterminate number of shares of Preferred Stock of Chimera Investment Corporation as from time to time may be issued at indeterminate prices. Includes Preferred Stock which may be purchased by underwriters to cover over-allotments, if any.

(3) Also includes such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for any preferred stock that provide for conversion or exchange into other securities.

(4) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Prospectus dated December 23, 2008

PROSPECTUS

Common Stock and Preferred Stock

          By this prospectus, we may offer, issue and sell, from time to time, shares of our:

•	common stock;

•	preferred stock, which we may issue in one or more class or series; or

•	any combination of the foregoing

          at an aggregate initial offering price which will not exceed $750,000,000.

          We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

          This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

          Investing in our common stock and preferred stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

          Our common stock is listed on the New York Stock Exchange under the symbol “CIM”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2008.

          You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

          This prospectus contains, and any applicable prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

          You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

          You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

          This prospectus contains summary descriptions of the common stock and preferred stock that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

FORWARD LOOKING STATEMENTS

          We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our projected financial and operating results;

•	our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements;

•	general volatility of the securities markets in which we invest;

•	our expected investments;

•	changes in the value of our investments;

•	interest rate mismatches between our mortgage-backed securities and our borrowings used to fund such purchases;

•	changes in interest rates and mortgage prepayment rates;

•	effects of interest rate caps on our adjustable-rate mortgage-backed securities;

•	rates of default or decreased recovery rates on our investments;

•	prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;

•	availability of investment opportunities in real estate-related and other securities;

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•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to you in the future;

•	our understanding of our competition;

•	market trends in our industry, interest rates, the debt securities markets or the general economy; and

•	use of the proceeds of any offering.

          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Prospectus Summary” and “Risk Factors.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

          This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our capital stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “Chimera,” “company,” “we,” “us” and “our” refer to Chimera Investment Corporation.

Our Company

          We are a specialty finance company that invests in residential mortgage-backed securities, or RMBS, residential mortgage loans, real estate-related securities and various other asset classes. We have elected and intend to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending on December 31, 2007. If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders.

          We are externally managed by Fixed Income Discount Advisory Company, which we refer to as our Manager or FIDAC, pursuant to a management agreement. Our Manager is an investment advisor registered with the Securities and Exchange Commission, or SEC. Our Manager is a fixed-income investment management company specializing in managing investments in U.S. government agency residential mortgage-backed securities, or Agency RMBS, which are mortgage pass-through certificates, collateralized mortgage obligations, or CMOs, and other mortgage-backed securities representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, and the Government National Mortgage Association, or Ginnie Mae. Our Manager also has experience in managing investments in mortgage-backed securities representing interests in or obligations backed by pools of mortgage loans, which are not issued or guaranteed by the Fannie Mae, Freddie Mac, or Ginnie Mae, or non-Agency RMBS, and collateralized debt obligations, or CDOs; real estate-related securities; and managing credit and interest rate-sensitive investment strategies. Additionally, our Manager is a wholly-owned subsidiary of Annaly Capital Management, Inc., a New York Stock Exchange-listed REIT, which has a long track record of managing investments in U.S. government agency mortgage-backed securities.

          Our Manager is responsible for administering our business activities and day-to-day operations. We have no employees other than our officers. Pursuant to the terms of the management agreement, our Manager provides us with our management team, including our officers, along with appropriate support personnel. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. We do not pay any of our officers any cash compensation; rather, we pay our Manager a base management fee pursuant to the terms of the management agreement.

          Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in a diversified investment portfolio of RMBS; residential mortgage loans; including prime mortgage loans, which are mortgage loans that conform to the underwriting guidelines of Fannie Mae and Freddie Mac, which we refer to as Agency Guidelines; jumbo prime mortgage loans, which are mortgage loans that conform to the Agency Guidelines except as to loan size; and Alt-A mortgage loans, which are mortgage loans that may have been originated using documentation standards that are less stringent than the documentation standards applied by certain other first lien mortgage loan purchase programs, such as the Agency Guidelines, but have one or more compensating factors such as a borrower with a strong credit or mortgage history or significant assets; real estate-related securities; and various other asset classes, subject to maintaining our REIT status and exemption from registration under the 1940 Act. The RMBS, asset backed securities, or ABS, commercial mortgage backed securities, or CMBS, and CDOs we purchase may include investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.

Our Corporate Information

          We are a Maryland corporation formed in June 2007 and commenced operations in November 2007. Our principal executive offices are located at 1211 Avenue of Americas, Suite 2902, New York, New York 10036. Our telephone number is 1-866-315-9930. Our website is http://www.chimerareit.com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

          Investing in our common stock or preferred stock, which we refer to as our capital stock, involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our capital stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below.

          If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our capital stock could decline, and you may lose some or all of your investment.

Risks Associated With Recent Adverse Developments in the Mortgage Finance and Credit Markets

Difficult conditions in the financial markets and the economy generally, have caused us and may continue to cause us market losses related to our holdings, and we do not expect these conditions to improve in the near future.

          Our results of operations are materially affected by conditions in the mortgage market, the financial markets and the economy generally. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market, including the market for prime and Alt-A loans, has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets. For now (and for the foreseeable future), access to mortgages has been substantially limited. While the limitation on financing was initially in the sub-prime mortgage market, the liquidity issues have now also affected prime and Alt-A non-Agency lending, with mortgage rates remaining much higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. The market deterioration has caused us to expect increased losses related to our holdings and to sell assets at a loss.

          Although as of and for the nine months ended September 30, 2008, we had no impairments on RMBS or whole mortgage loans, during the third quarter of 2008, we sold assets with a carrying value of $432.6 million in AAA-rated non-Agency RMBS for a loss of approximately $113.1 million and terminated $983.4 million in notional interest rate swaps for a loss of approximately $10.5 million, which together resulted in a net realized loss of approximately $123.6 million. As of September 30, 2008 the Company had recorded a cumulative unrealized loss on its available for sale portfolio of $146.5 million. The Company expects that the further deterioration of the mortgage backed securities market subsequent to September 30, 2008 will likely result in a significant increase of unrealized losses on the available for sale portfolio. Further declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

          A substantial portion of our assets are classified for accounting purposes as “available-for-sale” and carried at fair value. Changes in the market values of those assets are directly charged or credited to other comprehensive income. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

          All of our repurchase agreements and interest rate swap agreements are subject to bilateral margin calls in the event that the collateral securing our obligations under those facilities exceeds or does not meet our collateralization requirements. We analyze the sufficiency of our collateralization daily, and as of September 30, 2008, on a net basis, the fair value of the collateral, including restricted cash, securing our obligations under repurchase agreements and interest rate swaps, exceeded the amount of such obligations by approximately $130.8 million. During the six months ended June 30, 2008, due to the deterioration in the market value of our assets, we received and met margin calls under our repurchase agreements, which resulted in our obtaining additional funding from third parties, including from Annaly (see “Certain Relationships and Related Transactions”), and taking other steps to increase our liquidity. Additionally, the disruptions during the six months ended June 30, 2008 resulted in us not being in compliance with the net income covenant in one of our whole loan repurchase agreements and the liquidity covenants in our other whole loan repurchase agreement at a time during which we had no amounts outstanding under those facilities. We amended these covenants, and on July 29, 2008, we terminated those facilities to avoid paying non-usage fees. Should we receive additional margin calls, we may not be able to amend the restrictive covenants or obtain other funding. If we were unable to post additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so and such sales may be at a loss. A reduction in credit available may reduce our earnings and, in turn, cash available to us for distribution to stockholders.

          Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. In addition, we rely on the availability of financing to acquire residential mortgage loans, real estate-related securities and real estate loans on a leveraged basis. Institutions from which we will seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans, which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our investments.

A significant portion of our financing is from Annaly which is a significant shareholder of ours and which owns our Manager.

          Our ability to fund our investments on a leveraged basis depends to a large extent upon our ability to secure warehouse, repurchase, credit, and/or commercial paper financing on acceptable terms. The current dislocation in the non-Agency mortgage sector has made it difficult for us to obtain short-term financing on favorable terms. As a result, we have completed loan securitizations in order to obtain long-term financing and terminated our un-utilized whole loan repurchase agreements in order to avoid paying non-usage fees under those agreements. In addition, we have entered into a RMBS repurchase agreement with Annaly. This agreement contains customary representations, warranties and covenants contained in such agreements. As of June 30, 2008, we had $50.0 million outstanding under this repurchase agreement. As of September 30, 2008, we had approximately $620.0 million outstanding under this agreement, which constitutes approximately 56% of our total financing. As of October 13, 2008, the weighted average borrowing rate on amounts outstanding under this agreement was 3.97%. Our RMBS repurchase agreement with Annaly is rolled daily at market rates, bears interest at LIBOR plus 150 basis points, and is secured by the RMBS pledged under the agreement. We cannot assure you that Annaly will continue to provide us with such financing. If Annaly does not provide us with financing, we cannot assure you that we will be able to replace such financing, and if we are not able to replace this financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

The lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

          We have invested and may continue to invest in securities or other instruments that are not liquid. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain third party pricing on the investments we purchase. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third party pricing for illiquid investments may be more subjective than more liquid investments. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

There can be no assurance that the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, or market response to those actions, will achieve the intended effect, our business may not benefit from these actions and further government or market developments could adversely impact us.

          In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or EESA, was recently enacted. The EESA provides the U.S. Secretary of the Treasury with the authority to establish a

Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the U.S. Secretary of the Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress. The EESA also provides for a program that would allow companies to insure their troubled assets.

          There can be no assurance that the EESA will have a beneficial impact on the financial markets, including current extreme levels of volatility. To the extent the market does not respond favorably to the TARP or the TARP does not function as intended, our business may not receive the anticipated positive impact from the legislation. In addition, the U.S. Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

Risks Associated With Our Management and Relationship With Our Manager

We are dependent on our Manager and its key personnel for our success.

          We have no separate offices and are completely reliant on our Manager. We have no employees other than our officers. Our officers are also employees of our Manager or its affiliates, which has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we depend on the diligence, skill and network of business contacts of the senior management of our Manager. Our Manager’s employees evaluate, negotiate, structure, close and monitor our investments; therefore, our success will depend on our Manager’s senior managers’ continued service. The departure of any of the senior managers of our Manager could have a material adverse effect on our performance. In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s senior managers. Our management agreement with our Manager only extends until December 31, 2010. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager’s employees are contractually dedicated to us under our management agreement with our Manager. The only employees of our Manager who are primarily dedicated to our operations are Christian J. Woschenko, our Head of Investments, and William B. Dyer, our Head of Underwriting.

There are conflicts of interest in our relationship with our Manager and Annaly, which could result in decisions that are not in your best interests.

          We are subject to potential conflicts of interest arising out of our relationship with Annaly and our Manager. An Annaly executive officer is our Manager’s sole director, two of Annaly’s employees are our directors, and several of Annaly’s employees are officers of our Manager and us. Specifically, each of our officers also serves as an employee of our Manager or its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Annaly or our Manager. There may also be conflicts in allocating investments which are suitable both for us and Annaly as well as other FIDAC managed funds. Annaly may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with Annaly to acquire these investments. Our Manager and our officers may choose to allocate favorable investments to Annaly instead of to us. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities. There is no assurance that the allocation policy that addresses some of the conflicts relating to our investments, which is described under “Business—Conflicts of Interest,” will be adequate to address all of the conflicts that may arise. In addition, we have entered into a repurchase agreement with Annaly, our Manager’s parent, to finance our RMBS. This financing arrangement may make us less likely to terminate our Manager. It could also give rise to further conflicts because Annaly may be a creditor of ours. As one of our creditors, Annaly’s interests may diverge from the interests of our stockholders.

          We pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our capital stock. As of December 1, 2008, Annaly owned approximately 8.6% of our outstanding common stock, which percentage excludes unvested shares of our restricted common stock granted to our executive officers and employees of our Manager or its affiliates, which entitles them to receive quarterly distributions based on financial performance. In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. Annaly may sell the shares in us purchased concurrently with our initial public offering at any time after the earlier of (i) November 15, 2010 or (ii) the termination of the management agreement. Annaly may sell the shares it acquired immediately following our October 2008 follow on public offering at any time after the earlier of (i) October 24, 2011 or (ii) the termination of the management agreement. To the extent Annaly sells some of its shares, its interests may be less aligned with our interests.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

          Our president, chief financial officer, head of investments, treasurer, controller, secretary and head of underwriting also serve as employees of our Manager or its affiliates. In addition, certain of our directors are employees of our Manager or its affiliates. Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors review our Manager’s performance and the management fees annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by Annaly or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180-days’ prior notice of any such termination. Additionally, upon such termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may adversely affect our ability to terminate our Manager without cause. Our Manager is only contractually committed to serve us until December 31, 2010. Thereafter, the management agreement is renewable on an annual basis, however, our Manager may terminate the management agreement annually upon 180-days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our board of directors has approved very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager.

          Our Manager is authorized to follow very broad investment guidelines. Our board of directors periodically reviews our investment guidelines and our investment portfolio, but does not, and is not required to, review all of our proposed investments or any type or category of investment, except that an investment in a security structured or managed by our Manager must be approved by a majority of our independent directors. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to them by our Manager. Furthermore, our Manager uses complex strategies, and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments entered into by our Manager may not be in your best interests.

We may change our investment strategy, asset allocation, or financing plans without stockholder consent, which may result in riskier investments.

          We may change our investment strategy, asset allocation, or financing plans at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy or financing plans may increase our exposure to interest rate and default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect the market price of our capital stock and our ability to make distributions to you.

          While investments in investment vehicles managed by our Manager require approval by a majority of our independent directors, our Manager has an incentive to invest our funds in investment vehicles managed by our Manager because of the possibility of generating an additional incremental management fee, which may reduce other investment opportunities available to us. In addition, we cannot assure you that investments in investment vehicles managed by our Manager will prove beneficial to us.

We may invest in CDOs managed by our Manager, including the purchase or sale of all or a portion of the equity of such CDOs, which may result in an immediate loss in book value and present a conflict of interest between us and our Manager.

          We may invest in securities of CDOs managed by our Manager. If all of the securities of a CDO managed by our Manager were not fully placed as a result of our not investing, our Manager could experience losses due to changes in the value of the underlying investments accumulated in anticipation of the launch of such investment vehicle. The accumulated investments in a CDO transaction are generally sold at the price at which they were purchased and not the prevailing market price at closing. Accordingly, to the extent we invest in a portion of the equity securities for which there has been a deterioration of value since the securities were purchased, we would experience an immediate loss equal to the decrease in the market value of the underlying investment. As a result, the interests of our Manager in our investing in such a CDO may conflict with our interests and your interests.

Our investment focus is different from those of other entities that are or have been managed by our Manager.

          Our investment focus is different from those of other entities that are or have been managed by our Manager. In particular, entities managed by our Manager have not purchased whole mortgage loans or structured whole loan securitizations. In addition, our Manager has limited experience in managing CDOs and investing in CDOs, non-Agency RMBS, CMBS and other ABS which we may pursue as part of our investment strategy. Accordingly, our Manager’s historical returns are not indicative of its performance for our investment strategy and we can offer no assurance that our Manager will replicate the historical performance of the Manager’s investment professionals in their previous endeavors. Our investment returns could be substantially lower than the returns achieved by our Manager’s investment professionals’ previous endeavors.

We compete with investment vehicles of our Manager for access to our Manager’s resources and investment opportunities.

          Our Manager provides investment and financial advice to a number of investment vehicles and some of our Manager’s personnel are also employees of Annaly and in that capacity are involved in Annaly’s investment process. Accordingly, we compete with our Manager’s other investment vehicles and with Annaly for our Manager’s resources. Our Manager may sponsor and manage other investment vehicles with an investment focus that overlaps with ours, which could result in us competing for access to the benefits that our relationship with our Manager provides to us.

Risks Related To Our Business

We have a limited operating history and may not continue to operate successfully or generate sufficient revenue to make or sustain distributions to you.

          We were organized in June 2007 and commenced operations in November 2007 and have a limited operating history. We cannot assure you that we will be able to continue to operate our business successfully or implement our operating policies and strategies described in this prospectus. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the valuation of our assets, the level and volatility of interest rates, readily accessible short and long-term financing and the terms of the financing, conditions in the financial markets and economic conditions.

Failure to procure adequate capital and funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our capital stock and our ability to distribute dividends to you.

          The capital and credit markets have been experiencing extreme volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption have reached unprecedented levels. In some cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. We depend upon the availability of adequate funding and capital for our operations. We intend to finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, securitizations, commercial paper and CDOs. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	the market price of the shares of our capital stock; and

•	the market’s view of the quality of our assets.

          The current weakness in the broader mortgage markets could adversely affect one or more of our potential lenders or any of our lenders and could cause one or more of our potential lenders or any of our lenders to be unwilling or unable to provide us with financing or require us to post additional collateral. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

          We have used and expect to use a number of sources to finance our investments, including repurchase agreements, warehouse facilities, securitizations, asset-backed commercial paper and term CDOs. Current market conditions have affected the cost and availability of financing from each of these sources — and their individual providers — to different degrees; some sources generally are unavailable, some are available but at a high cost, and some are largely unaffected. For example, in the repurchase agreement market, borrowers have been affected differently depending on the type of security they are financing. Non-Agency RMBS have been harder to finance, depending on the type of assets collateralizing the RMBS. The amount, term and margin requirements associated with these types of financings have been negatively impacted.

          Currently, warehouse facilities to finance whole loan prime residential mortgages are generally available from major banks, but at significantly higher cost and greater margin requirements than previously offered. Many major banks that offer warehouse facilities have also reduced the amount of capital available to new entrants and consequently the size of those facilities offered now are smaller than those previously available.

          It is currently a challenging market to term finance whole loans through securitization or bonds issued by a CDO structure. The highly rated senior bonds in these securitizations and CDO structures currently have liquidity, but at much wider spreads than issues priced earlier this year. The junior subordinate tranches of these structures currently have few buyers and current market conditions have forced issuers to retain these lower rated bonds rather than sell them.

          Certain issuers of asset-backed commercial paper, or ABCP, have been unable to place (or roll) their securities, which has resulted, in some instances, in forced sales of mortgage-backed securities, or MBS, and other securities which has further negatively impacted the market value of these assets. These market conditions are fluid and likely to change over time.

          As a result, the execution of our investment strategy may be dictated by the cost and availability of financing from these different sources.

          In addition, the impairment of other financial institutions could negatively affect us. If one or more major market participants fails or otherwise experience a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008, and Lehman Brothers Holdings Inc. in September 2008, it could adversely affect the marketability of all fixed income securities and this could negatively impact the value of the securities we acquire, thus reducing our net book value.

          Furthermore, if any of our potential lenders or any of our lenders are unwilling or unable to provide us with financing, we could be forced to sell our securities or residential mortgage loans at an inopportune time when prices are depressed. For example, for the quarter ended March 31, 2008, we sold assets with a carrying value of $394.2 million for an aggregate loss of $32.8 million. While we did not sell any assets during the quarter ended June 30, 2008, for the third quarter of 2008, we sold assets with a carrying value of $432.6 million in AAA-rated non-Agency RMBS for a loss of approximately $113.1 million and terminated $983.4 million in notional interest rate swaps for a loss of approximately $10.5 million, which together resulted in a net realized loss of approximately $123.6 million.

          Our business, results of operations and financial condition may be materially adversely affected by recent disruptions in the financial markets. We cannot assure you, under such extreme conditions, that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of financing for our assets, which may not be available. Further, as a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to you and are therefore not able to retain significant amounts of our earnings for new investments. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our capital stock and our ability to make distributions to you. Moreover, our ability to grow will be dependent on our ability to procure additional funding. To the extent we are not able to raise additional funds through the issuance of additional equity or borrowings, our growth will be constrained.

We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.

          A number of entities compete with us to make the types of investments that we plan to make. We compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more favorable relationships than we can. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Loss of our 1940 Act exemption would adversely affect us and negatively affect the market price of shares of our capital stock and our ability to distribute dividends and could result in the termination of the management agreement with our Manager.

          We operate our company so that we will not be required to register as an investment company under the 1940 Act because we are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, our investment strategy is to invest at least 55% of our assets in mortgage loans, RMBS that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate. In the absence of specific guidance on the subject from the Division of Investment Management of the SEC, we have determined that accounting principles generally accepted in the United States, or GAAP, is as an appropriate method to value our qualifying real estate assets under the 1940 Act. Accordingly, we classify each of the whole mortgage loans held by owner trusts, in which we own all of the equity, as a qualifying asset as long as we remain the beneficial owner of the mortgage loans and the mortgage loans remain our assets under GAAP. Additionally, approximately 25% of our assets in other types of mortgages, RMBS, securities of REITs and other real estate-related assets. As a result of the 1940 Act, we are limited in our ability to make certain investments.

          If we fail to qualify for this exemption in the future, we could be required to restructure our activities in a manner that or at a time when we would not otherwise choose to do so, which could negatively affect the value of shares of our capital stock, the sustainability of our business model, and our ability to make distributions. For example, if the market value of our investments in securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or RMBS that represent the entire ownership in a pool of mortgage loans or less than 80% of our assets being invested in real estate-related assets, we might have to sell securities to qualify for exemption under the 1940 Act. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is acceptable. In addition, there can be no assurance that the laws and regulations governing REITs, including regulations issued by the Division of Investment Management of the SEC, providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. A loss of our 1940 Act exemption would allow our Manager to terminate the management agreement with us, which would materially adversely affect our business and operations.

Rapid changes in the values of our RMBS, residential mortgage loans, and other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

          If the market value or income potential of our RMBS, residential mortgage loans, and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

We may leverage our investments, which may adversely affect our return on our investments and may reduce cash available for distribution to you.

          We may leverage our investments through borrowings, generally through the use of repurchase agreements, warehouse facilities, credit facilities, securitizations, commercial paper and CDOs. We are not required to maintain any specific debt-to-equity ratio. The amount of leverage we may use will vary depending on our ability to obtain credit facilities, the lenders’ and rating agencies’ estimates of the stability of the investments’ cash flow, and our assessment of the appropriate amount of leverage for the particular assets we are funding. As of September 30, 2008, we had outstanding indebtedness of approximately $1.1 billion, which consists of recourse leverage of approximately $619.0 million and non-recourse securitized financing of approximately $501.0 million. We are required to maintain minimum average cash balances in connection with borrowings under our credit facilities. Our return on our investments and cash available for distribution to you may be reduced to the extent that changes in market conditions prevent us from leveraging our investments, require us to decrease our rate of leverage, or increase the amount of collateral we post or increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to you, which could adversely affect the price of our capital stock. We may not be able to meet our debt service obligations, and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise. The satisfaction of such margin calls may reduce cash flow available for distribution to you. Any reduction in distributions to you or sales of assets at inopportune times or at a loss may cause the value of our capital stock to decline, in some cases, precipitously.

We may depend on warehouse and repurchase facilities, credit facilities and commercial paper to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

          Our ability to fund our investments may depend upon our ability to secure warehouse, repurchase, credit, and commercial paper financing on acceptable terms. Pending the securitization of a pool of mortgage loans, if any, we may fund the acquisition of mortgage loans through borrowings from warehouse, repurchase, and credit facilities and commercial paper. We can provide no assurance that we will be successful in establishing sufficient warehouse, repurchase, and credit facilities and issuing commercial paper. In addition, because warehouse, repurchase, and credit facilities and commercial paper are short-term commitments of capital, the lenders may respond to market conditions, which may favor an alternative investment strategy for them, making it more difficult for us to secure continued financing. During certain periods of the credit cycle such as has been in effect recently, lenders may curtail their willingness to provide financing. If we are not able to renew our then existing warehouse, repurchase, and credit facilities and issue commercial paper or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we will have to curtail our asset acquisition activities.

          It is possible that the lenders that provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our investments, including our mortgage loans. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to increase significantly the cost of the warehouse facilities that they provide to us. Our lenders also may revise their eligibility requirements for the types of residential mortgage loans they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Financing of equity-based lending, for example, may become more difficult in the future. Moreover, the amount of financing we will receive under our warehouse and repurchase facilities will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Typically warehouse, repurchase, and credit facilities grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to you, and could cause the value of our capital stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be forced to sell assets at the same time as others facing similar pressures to sell similar assets, which could greatly exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

          The current dislocation and weakness in the broader mortgage markets could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce our liquidity. If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008 and Lehman Brothers Holdings Inc. in September 2008, it could negatively impact the marketability of all fixed income securities, including Agency and non-Agency RMBS, residential mortgage loans and real estate related securities, and this could negatively impact the value of the securities we acquire, thus reducing our net book value. Furthermore, if any of our potential lenders or any of our lenders, including Annaly, are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

          Since June 30, 2008, there have been increased market concerns about Freddie Mac and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. Recently, the government passed the “Housing and Economic Recovery Act of 2008”. Fannie Mae and Freddie Mac have recently been placed into the conservatorship of the Federal Housing Finance Agency, or FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the shareholders, the directors, and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

          In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the U.S. Department of Treasury and FHFA have entered into preferred stock purchase agreements between the U.S. Department of Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Department of Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Department of Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which will be available until December 2009; and

(iii) the U.S. Department of Treasury has initiated a temporary program to purchase RMBS issued by Fannie Mae and Freddie Mac. Given the highly fluid and evolving nature of these events, it is unclear how our business will be impacted. Based upon the further activity of the U.S. government or market response to developments at Fannie Mae or Freddie Mac, our business could be adversely impacted.

Continued adverse developments in the residential mortgage market could make it difficult for us to borrow money to acquire investments on a leveraged basis, which could adversely affect our profitability.

          We may rely on the availability of financing to acquire residential mortgage loans, real estate-related securities and real estate loans on a leveraged basis. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we were unable to obtain cost-effective financing for our investments.

Certain of our financing facilities contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

          Certain of our financing facilities contain extensive restrictions, covenants, and representations and warranties that, among other things, require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. Our financing agreements may contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments or acquisitions;

•	make distributions on or repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	finance mortgage loans with certain attributes;

•	reduce liquidity below certain levels;

•	grant liens;

•	incur operating losses for more than a specified period;

•	enter into transactions with affiliates; and

•	hold mortgage loans for longer than established time periods.

          These restrictions may interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our capital stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail our investment returns.

The repurchase agreements, warehouse facilities, credit facilities and commercial paper that we use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

          We use repurchase agreements, warehouse facilities, credit facilities and commercial paper to finance our investments. We currently have uncommitted repurchase agreements with 12 counterparties, including Annaly, for financing our RMBS. Our repurchase agreements are uncommitted and a counterparty may refuse to advance funds under the agreements to us. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate repayment of our indebtedness, increase our borrowing rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code. Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

If the counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

          When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaults on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

          We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another repurchase dealer in order to continue to leverage our portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility.

Our rights under our repurchase agreements are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements.

          In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to you.

          As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets that are subject to prepayment risk, including our mortgage-backed securities, which might reduce earnings and, in turn, cash available for distribution to you.

If we issue senior securities we will be exposed to additional risks.

          If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, you, will bear the cost of issuing and servicing such securities.

Our securitizations expose us to additional risks.

          On April 24, 2008, we sponsored a $619.7 million securitization as a long-term financing transaction whereby we securitized our then-current inventory of mortgage loans. We generally expect to continue to structure these transactions so that they are treated as financing transactions, and not as sales, for federal income tax purposes, although we may structure some securitizations as sales. On July 25, 2008, we sponsored a $151.2 million securitization as a sale. In our typical securitization structure, we would convey a pool of assets to a special purpose vehicle, the issuing entity, and the issuing entity would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds of the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to continue to access the securitization market, or be able to do so at favorable rates. The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

          We expect that the terms of CDOs we may sponsor will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Given recent volatility in the CDO market, rating agencies may depart from historic practices for CDO financings, making them more costly for us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to you.

          Subject to maintaining our qualification as a REIT, we may utilize various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity may vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries, or TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

          Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. For example, we suffered unrealized losses from hedges in the quarter ended June 30, 2008. As a result, our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to you. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our hedging strategies may not be successful in mitigating the risks associated with interest rates.

          Subject to complying with REIT tax requirements, we have employed and intend to continue to employ techniques that limit, or “hedge,” the adverse effects of rising interest rates on our short-term repurchase agreements. In general, our hedging strategy depends on our view of our entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. We could misjudge the condition of our investment portfolio or the market.

          Our hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. These techniques may include entering into interest rate caps, collars, floors, forward contracts, futures or swap agreements. We may conduct certain hedging transactions through a TRS, which will be subject to federal, state and, if applicable, local income tax.

          There are no perfect hedging strategies, and interest rate hedging may fail to protect us from loss. Alternatively, we may fail to properly assess a risk to our investment portfolio or may fail to recognize a risk entirely, leaving us exposed to losses without the benefit of any offsetting hedging activities. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. The nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging activities could result in losses if the event against which we hedge does not occur. For example, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	as explained in further detail in the risk factor immediately below, the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

          Whether the derivatives we acquire achieve hedge accounting treatment under the Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133, or not, hedging generally involves costs and risks. Our hedging strategies may adversely affect us because hedging activities involve costs that we will incur regardless of the effectiveness of the hedging activity. Those costs may be higher in periods of market volatility, both because the counterparties to our derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of our hedges during periods of interest rate changes also may increase costs. Especially if our hedging strategies are not effective, we could incur significant hedging-related costs without any corresponding economic benefits.

We have elected not to qualify for hedge accounting treatment.

          We record derivative and hedge transactions in accordance with SFAS 133. We have elected not to qualify for hedge accounting treatment. As a result, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to you.

          A substantial portion of our assets are classified for accounting purposes as “available-for-sale” and carried at fair value. Changes in the market values of those assets will be directly charged or credited to other comprehensive income. In addition, a decline in values will reduce the book value of our assets. A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so and such sales may be at a loss. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to you.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our capital stock and our ability to pay dividends to you.

          Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our capital stock and our ability to pay dividends to you.

We are required to obtain various state licenses in order to purchase mortgage loans in the secondary market and there is no assurance we will be able to obtain or maintain those licenses.

          While we are not required to obtain licenses to purchase mortgage-backed securities, we are required to obtain various state licenses to purchase mortgage loans in the secondary market. We have applied for these licenses and expect this process could take several months. There is no assurance that we will obtain all of the licenses that we desire or that we will not experience significant delays in seeking these licenses. Furthermore, we will be subject to various information and other requirements to maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our investment options and could harm our business.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

          Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Terrorist attacks and other acts of violence or war may affect the market for our capital stock, the industry in which we conduct our operations and our profitability.

          Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

We are subject to the requirements of the Sarbanes-Oxley Act of 2002.

          As we are a public company, our management is required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires an independent registered public accounting firm to deliver an attestation report on management’s assessment of, and the operating effectiveness of our internal controls over financial reporting in conjunction with their opinion on our audited financial statements beginning with the year ending December 31, 2008. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate all material weaknesses in a timely manner. The existence of any material weaknesses in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our capital stock.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

          The United States Congress and various state and local legislatures are considering legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business. We are evaluating the potential impact of these initiatives, if enacted, on our practices and results of operations. As a result of these and other initiatives, we are unable to predict whether federal, state or local authorities will require changes in our practices in the future. These changes, if required, could adversely affect our profitability, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

Changes in accounting treatment may adversely affect our profitability and impact our financial results.

          In February 2008, the FASB issued final guidance regarding the accounting and financial statement presentation for transactions which involve the acquisition of residential mortgage loans, real estate-related securities and real estate loans from a counterparty and the subsequent financing of these residential mortgage loans, real estate-related securities and real estate loans through repurchase agreements with the same counterparty. We are evaluating our position based on the final guidance issued by the FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported in our financial statements. If we are not able to comply with the criteria under this final guidance for same party transactions we would be precluded from presenting residential mortgage loans, real estate-related securities and real estate loans and the related financings, as well as the related interest income and interest expense, on a gross basis in our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase residential mortgage loans, real estate-related securities and real estate loans as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in residential mortgage loans, real estate-related securities and real estate loans as a mortgage-related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain residential mortgage loans, real estate-related securities and real estate loans purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption from registration as an investment company under the 1940 Act. It could also limit our investment opportunities as we may need to limit our purchases of residential mortgage loans, real estate-related securities and real estate loans that are simultaneously financed with the same counterparty.

          On October 10, 2008, FASB issued FASB Staff Position (FSP) 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157, should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data do not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. The Company does not believe the implementation of FSP 157-3 will have a material effect on the fair value of their assets as the Company intends to continue the methodologies used in previous quarters to value assets as defined under the original SFAS 157.

Risks Related To Our Investments

We might not be able to purchase residential mortgage loans, mortgage-backed securities and other investments that meet our investment criteria or at favorable spreads over our borrowing costs.

          Our net income depends on our ability to acquire residential mortgage loans, mortgage-backed securities and other investments at favorable spreads over our borrowing costs without experiencing credit losses and losses in value. Our investments are selected by our Manager, and you will not have input into such investment decisions. Until appropriate investments can be identified, our Manager may invest the net proceeds of any offering in interest-bearing short-term investments, including money market accounts that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance, however, that our Manager’s due diligence processes will uncover all relevant facts or that any investment will be successful.

We may allocate the net proceeds from an offering to investments with which you may not agree.

          We will have significant flexibility in investing the net proceeds of our offerings of securities. You will be unable to evaluate the manner in which the net proceeds of any offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from an offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on you, and could cause the value of our capital stock to decline.

We may not realize income or gains from our investments.

          We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our investments may be concentrated and will be subject to risk of default.

          While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay dividends to you.

Our investments in subordinated RMBS are generally in the “first loss” position and our investments in the mezzanine RMBS are generally in the “second loss” position and therefore subject to losses.

          In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the issuing trust, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. In the event of default and the exhaustion of any classes of securities junior to those in which we invest and there is any further loss, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related RMBS, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying RMBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to you.

          We have invested and will continue to invest in real estate-related assets by acquiring RMBS, residential mortgage loans, CMBS and CDOs backed by real estate-related assets. Under a normal yield curve, an investment in these assets will decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to you. A significant risk associated with these investments is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if these assets were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements or other adjustable rate financings we may enter into to finance the purchase of these assets. Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk and widening of credit spreads.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

          Our operating results will depend in large part on the differences between the income from our assets, net of credit losses and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.

Interest rate mismatches between our investments and our borrowings used to fund our purchases of these assets may reduce our income during periods of changing interest rates.

          We intend to fund some of our acquisitions of residential mortgage loans, real estate-related securities and real estate loans with borrowings that have interest rates based on indices and repricing terms with shorter maturities than the interest rate indices and repricing terms of our adjustable-rate assets. Accordingly, if short-term interest rates increase, this may harm our profitability.

          Some of the residential mortgage loans, real estate-related securities and real estate loans we acquire are and will be fixed-rate securities. This means that their interest rates will not vary over time based upon changes in a short-term interest rate index. Therefore, the interest rate indices and repricing terms of the assets that we acquire and their funding sources will create an interest rate mismatch between our assets and liabilities. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

          Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust whereas the interest rates on our fixed-rate assets remain unchanged.

Interest rate caps on our adjustable rate RMBS may adversely affect our profitability.

          Adjustable-rate RMBS are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on our adjustable-rate RMBS. This problem is magnified for hybrid adjustable-rate and adjustable-rate RMBS that are not fully indexed. Further, some hybrid adjustable-rate and adjustable-rate RMBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on hybrid adjustable-rate and adjustable-rate RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss.

A significant portion of our portfolio investments will be recorded at fair value, as determined in accordance with our pricing policy as approved by our board of directors and, as a result, there will be uncertainty as to the value of these investments.

          A significant portion of our portfolio of investments is in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. It may be difficult or impossible to obtain third party pricing on the investments we purchase. We value these investments quarterly at fair value, as determined in accordance with our pricing policy as approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our capital stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

          Many of our investments are susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets, result in a decision by lenders not to extend credit to us, or force us to sell assets at an inopportune time and for a loss. These events could prevent us from increasing investments and have an adverse effect on our operating results.

Changes in prepayment rates could negatively affect the value of our investment portfolio, which could result in reduced earnings or losses and negatively affect the cash available for distribution to you.

          There are seldom any restrictions on borrowers’ abilities to prepay their residential mortgage loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio of residential mortgage loans, RMBS, and CDOs backed by real estate-related assets and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to you.

          To the extent our investments are purchased at a premium, faster than expected prepayments result in a faster than expected amortization of the premium paid, which would adversely affect our earnings. Conversely, if these investments were purchased at a discount, faster than expected prepayments accelerate our recognition of income.

A decrease in prepayment rates may adversely affect our profitability.

          When borrowers prepay their mortgage loans at slower than expected rates, prepayments on the related residential mortgage loans, real estate-related securities and real estate loans may be slower than expected. These slower than expected payments may adversely affect our profitability.

          We may purchase residential mortgage loans, real estate-related securities and real estate loans that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the investment. In accordance with accounting rules, we will accrete this discount over the expected term of the investment based on our prepayment assumptions. If the investment is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of the portfolio and result in a lower than expected yield on investment purchased at a discount to par.

The mortgage loans we invest in and the mortgage loans underlying the mortgage and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

          Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we invest in non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest is not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. The U.S. Department of Treasury and FHFA have also entered into preferred stock purchase agreements between the U.S. Department of Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Department of Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth. Asset-backed securities are bonds or notes backed by loans or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances. In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the RMBS and CMBS we invest in are subject to all of the risks of the respective underlying mortgage loans.

We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

          If we sell loans, we would be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, we are required to repurchase or substitute loans if we breach a representation or warranty in connection with our securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against the originating broker or correspondent. Further, if a purchaser enforces its remedies against us, we may not be able to enforce the remedies we have against the sellers. The repurchased loans typically can only be financed at a steep discount to their repurchase price, if at all. They are also typically sold at a significant discount to the unpaid principal balance. Significant repurchase activity could harm our cash flow, results of operations, financial condition and business prospects.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

          Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in certain circumstances. These potential payments will be contingent liabilities and therefore may not appear on our statement of financial condition. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

          Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties. This process is particularly important with respect to newly formed originators or issuers with unrated and other subordinated tranches of MBS and ABS because there may be little or no information publicly available about these entities and investments. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Our real estate investments are subject to risks particular to real property.

          We own assets secured by real estate and may own real estate directly in the future, either through direct investments or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

          If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to you.

We may be exposed to environmental liabilities with respect to properties to which we take title.

          In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

We may in the future invest in RMBS collateralized by subprime mortgage loans, which are subject to increased risks.

          We may in the future invest in RMBS backed by collateral pools of subprime residential mortgage loans. “Subprime” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of RMBS backed by subprime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Fannie Mae and Freddie Mac, which guarantee the Agency RMBS in which we may invest, were recently placed into the conservatorship of the Federal Housing Finance Agency.

          The interest and principal payments we expect to receive on some of the mortgage-backed securities in which we intend to invest will be guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. The recent economic challenges in the residential mortgage market have affected the financial results and stock values of Fannie Mae and Freddie Mac. In the second quarter of 2008, both Fannie Mae and Freddie Mac reported substantial losses. Fannie Mae reported a net loss of $2.3 billion in the second quarter 2008, compared with a first quarter 2008 net loss of $2.2 billion. Fannie Mae recently stated that it expects the downturn in the housing market and the disruption in the mortgage and credit markets to continue to adversely affect their financial results in 2008 and 2009. Freddie Mac has also reported a net loss of $821 million in the second quarter 2008, compared with a first quarter 2008 net loss of $151 million.

          Since June 30, 2008, there have been increased market concerns about Freddie Mac and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. Recently, the government passed the “Housing and Economic Recovery Act of 2008”. Fannie Mae and Freddie Mac have recently been placed into the conservatorship of the Federal Housing Finance Agency, or FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the shareholders, the directors, and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

          In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the U.S. Department of Treasury and FHFA have entered into preferred stock purchase agreements between the U.S. Department of

Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Department of Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Department of Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which will be available until December 2009; and (iii) the U.S. Department of Treasury has initiated a temporary program to purchase RMBS issued by Fannie Mae and Freddie Mac. Given the highly fluid and evolving nature of these events, it is unclear how our business will be impacted. Based upon the further activity of the U.S. government or market response to developments at Fannie Mae or Freddie Mac, our business could be adversely impacted.

Exchange rate fluctuations may limit gains or result in losses.

          If we directly or indirectly hold assets denominated in currencies other than U.S. dollars, we will be exposed to currency risk that may adversely affect performance. Changes in the U.S. dollar’s rate of exchange with other currencies may affect the value of investments in our portfolio and the income that we receive in respect of such investments. In addition, we may incur costs in connection with conversion between various currencies, which may reduce our net income and accordingly may reduce our ability to pay distributions to you.

Risks Related To Our Capital Stock

Annaly owns a significant percentage of our common stock, which could result in significant influence over the outcome of matters submitted to the vote of our stockholders.

          As of December 1, 2008, Annaly owned approximately 8.6% of our outstanding common stock, which percentage excludes unvested shares of our restricted common stock granted to our executive officers and employees of our Manager or its affiliates. As a result, Annaly may have significant influence over the outcome of matters submitted to a vote of our stockholders, including the election of our directors or transactions involving a change in control. The interests of Annaly may conflict with, or differ from, the interests of other holders of our capital stock, particularly as Annaly is also a large creditor of ours. So long as Annaly continues to own a significant percentage of shares of our common stock, it will significantly influence all our corporate decisions submitted to our stockholders for approval, regardless of whether we terminate the management agreement with our Manager.

We issued common stock on the New York Stock Exchange on November 16, 2007.

          Our shares of common stock are newly issued securities for which there was no trading market prior to November 2007. The market price of our common stock may be highly volatile and could be subject to wide fluctuations as has been the case due to the adverse conditions in the mortgage industry and credit markets. There is no assurance that our stock price will not continue to experience significant volatility in the current environment.

          Some additional factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	changes in valuations of our assets;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of our Manager’s key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Common stock eligible for future sale may have adverse effects on our share price.

          We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of our capital stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our capital stock. At June 30, 2008, we had 38,999,850 shares of common stock issued and outstanding. In addition, As of December 1, 2008, Annaly owned approximately 8.6% of our outstanding common stock, which percentage excludes unvested shares of our restricted common stock granted to our executive officers and employees of our Manager or its affiliates. Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 8% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of 40,000,000 shares available for issuance under the plan. On January 2, 2008, our executive officers and other employees of our Manager and our independent directors were granted, as a group, 1,301,000 shares of our restricted common stock. The restricted common stock granted to our executive officers and other employees of our Manager or its affiliates vests in equal installments on the first business day of each fiscal quarter over a period of 10 years beginning on January 2, 2008, of which 73,600 shares vested and 6,713 shares were forfeited during the six months ended June 30, 2008. The restricted common stock granted to our executive officers and other employees of our Manager or its affiliates that remain outstanding and are unvested will fully vest on the death of the individual. The 1,160,100 shares of our restricted common stock granted to our executive officers and other employees of our Manager or its affiliates and to our independent directors that remains unvested as of December 1, 2008 represents approximately 0.7% of the issued and outstanding shares of our common stock (on a fully diluted basis). We will not make distributions on shares of restricted stock that have not vested. We, Annaly, and our executive officers and our directors have agreed with the underwriters to a 90-day lock-up period (subject to extensions), meaning that, until the end of the 90-day lock-up period, we and they will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of Merrill Lynch & Co, which we refer to as Merrill Lynch. Merrill Lynch may, in its sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which it is a party. Additionally, Annaly has agreed with us to a further lock-up period in connection with the shares purchased by Annaly concurrently with our initial public offering that will expire at the earlier of (i) November 15, 2010 or (ii) the termination of the management agreement. Annaly has further agreed with us to a further lock-up period in connection with the shares it purchased immediately following our October 2008 follow on public offering that will expire at the earlier of (i) October 24, 2011 or (ii) the termination of the management agreement. When the lock-up periods expire, these common shares will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under “Shares Eligible for Future Sale.” The market price of our capital stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our capital stock.

There is a risk that you may not receive distributions or that distributions may not grow over time.

          We intend to make distributions on a quarterly basis out of assets legally available therefor to our stockholders in amounts such that all or substantially all of our REIT taxable income in each year is distributed. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our stockholders are:

•	the profitability of the investment of the net proceeds of any offerings;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

          A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

Market interest rates may have an effect on the trading value of our shares.

          One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our shares may involve a high degree of risk.

          The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our capital stock.

          The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our capital stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our capital stock.

Future sales of shares may have adverse consequences for investors.

          We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a pre-emptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issues, which may dilute the existing stockholders’ interests in us. As of December 1, 2008, Annaly owned approximately 8.6% of our outstanding common stock, which percentage excludes unvested shares of our restricted common stock granted to our executive officers and employees of our Manager or its affiliates. Annaly will be permitted, subject to the requirements of Rule 144 under the Securities Act, to sell such shares upon the earlier of (i) (a) November 15, 2010 with respect to shares acquired concurrently with our initial public offering and (b) October 24, 2011 with respect to shares acquired immediately following our October 2008 follow on public offering or (ii) the termination of the management agreement.

Risks Related to Our Organization and Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you may consider favorable, and the market price of our capital stock may be lower as a result.

          Our charter and bylaws contain provisions that have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•

There are ownership limits and restrictions on transferability and ownership in our charter. To qualify as a REIT for each taxable year after 2007, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year. In addition, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2007. To assist us in satisfying these tests, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock. These restrictions may discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in your best interests and any shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

•

Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Our charter permits our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

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Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders meeting, or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

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Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

○	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

○

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

○	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

○

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Maryland Control Share Acquisition Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

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Staggered board. Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2009, 2010 and 2011, respectively. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in your best interests.

•

Our charter and bylaws contain other possible anti-takeover provisions. Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent you from being paid a premium for your capital stock over the then- prevailing market price. See “Description of Capital Stock” and “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws.”

Our rights and your rights to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

          Our charter limits the liability of our directors and officers to us and you for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated for which Maryland law prohibits such exemption from liability.

          In addition, our charter authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Tax Risks

Your investment has various federal income tax risks.

          This summary of certain tax risks is limited to the federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the federal tax treatment of us or you. Because this prospectus was written in connection with the marketing of our capital stock, it is not intended to be used and cannot be used by you to avoid penalties that may be imposed on stockholders under the Internal Revenue Code, or the Code. We strongly urge you to review carefully the discussion under “Certain Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of federal, state and local income tax law on an investment in our capital stock and on your individual tax situation.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

          To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

          To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “Certain Federal Income Tax Considerations—Taxation of Our Company—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to you.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

          If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our capital stock, or (4) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of capital stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Certain Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools.”

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

          We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

          We intend to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2007. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to you.

          To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

          We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their stockholders. Our taxable income may substantially exceed our net income as determined based on GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to our stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year. Moreover, our ability to distribute cash is restricted by our financing facilities

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for their shares.

          In order for us to qualify as a REIT for each taxable year after 2007, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with any TRS which we may form or acquire in the future will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

          A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. The TRS that we may form in the future would pay federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us. We anticipate that the aggregate value of the TRS stock and securities owned by us will be less than 25% of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 25% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with taxable REIT subsidiaries to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

We could fail to qualify as a REIT or we could become subject to a penalty tax if income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceeds 5% of our gross income in a taxable year.

          We may invest in securities, such as subordinated interests in certain CDO offerings, that are treated or could be treated for federal (and applicable state and local) corporate income tax purposes as equity interests in foreign corporations. Categories of income that qualify for the 95% gross income test include dividends, interest and certain other enumerated classes of passive income. Under certain circumstances, the federal income tax rules concerning controlled foreign corporations and passive foreign investment companies require that the owner of an equity interest in a foreign corporation include amounts in income without regard to the owner’s receipt of any distributions from the foreign corporation. Amounts required to be included in income under those rules are technically neither actual dividends nor any of the other enumerated categories of passive income specified in the 95% gross income test. Furthermore, there is no clear precedent with respect to the qualification of such income under the 95% gross income test. Due to this uncertainty, we intend to limit our direct investment in securities that are or could be treated as equity interests in a foreign corporation such that the sum of the amounts we are required to include in income with respect to such securities and other amounts of non-qualifying income do not exceed 5% of our gross income. We cannot assure you that we will be successful in this regard. To avoid any risk of failing the 95% gross income test, we may be required to invest only indirectly, through a domestic TRS, in any securities that are or could be considered to be equity interests in a foreign corporation. This, of course, will result in any income recognized from any such investment to be subject to federal income tax in the hands of the TRS, which may, in turn, reduce our yield on the investment.

Liquidation of our assets may jeopardize our REIT qualification.

          To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

          A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we sold or securitized our assets in a manner that was treated as a sale for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of assets at the REIT level and may securitize assets only in transactions that are treated as financing transactions and not as sales for tax purposes even though such transactions may not be the optimal execution on a pre-tax basis. We could avoid any prohibited transactions tax concerns by engaging in securitization transactions through a TRS, subject to certain limitations described above. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities will be subject to federal (and applicable state and local) corporate income tax.

Characterization of the repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

          We have entered into and will enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction, which is typically 30 to 90 days. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

          The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our annual gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS, which we may form in the future. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our capital stock.

          At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and you could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

          Legislation enacted in 2003 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our capital stock.

USE OF PROCEEDS

          Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to finance the acquisition of non-Agency RMBS, Agency RMBS, prime and Alt-A mortgage loans, CMBS, CDOs and other consumer or non-consumer ABS, and for other general corporate purposes such as repayment of outstanding indebtedness, working capital, and for liquidity needs. Pending any such uses, we may invest the net proceeds from the sale of any securities in interest-bearing short-term investments, including money market accounts that are consistent with our intention to qualify as a REIT, or may use them to reduce short term indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS
(UNAUDITED)

          The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends:

	For the period November 21, 2007 (date operations commenced) through December 31, 2007	For the nine months ended September 30, 2008 (1)

Ratio of earnings to combined fixed charges and preferred stock dividends	(5.99)x	(1.59)x

(1) The Company had not commenced operations during the nine months ended September 30, 2007.

          The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends (where applicable). For this purpose, earnings consist of net income from continuing operations and fixed charges. We currently have no shares of preferred stock outstanding and, therefore, there are no amounts for preferred dividends included in the above calculation. Fixed charges consist of interest expense.

DESCRIPTION OF CAPITAL STOCK

          The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL, and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where You Can Find More Information.”

          The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

General

          Our charter provides that we may issue up to 550,000,000 shares of stock, consisting of up to 500,000,000 shares of common stock having a par value of $0.01 per share and up to 50,000,000 shares of preferred stock having a par value of $0.01 per share. As of November 30, 2008, 177,170,098 shares of common stock and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

          All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

          The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, by-laws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

          The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Shares of Our Stock

          Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

          We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

          To qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

          Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

          Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

          Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.

          Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

          Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

          In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

          All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

          Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

          These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in your best interests.

Listing

          Our shares of common stock are listed on the New York Stock Exchange under the symbol “CIM”.

Transfer Agent and Registrar

          The transfer agent and registrar for our shares of common stock is Mellon Investor Services LLC.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

          This section summarizes the material federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of capital stock, may consider relevant. McKee Nelson LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to an Owner of our shares of capital stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our capital stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners,—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners,—Taxation of Foreign Owners” below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

	i.	the United States;

	ii.	any state or political subdivision of the United States;

	iii.	any foreign government;

	iv.	any international organization;

	v.	any agency or instrumentality of any of the foregoing;

vi.

any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

	vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner,” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“Owner,” we mean any person having a beneficial ownership interest in shares of our capital stock;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•	“TRS,” we mean a taxable REIT subsidiary described under “—Requirements for Qualification—Taxable REIT Subsidiaries” below;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

          The statements in this section and the opinion of McKee Nelson LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

          This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our capital stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

          We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 2007. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

          In connection with, and prior to the issuance of any securities pursuant to this prospectus, we expect to receive the opinion of the law firm McKee Nelson LLP to the effect that, commencing with our initial taxable year ending on December 31, 2007, we have been organized in conformity with the requirements for qualification and taxation as a REITand our method of operation has enabled us to qualify for taxation as a REIT and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for subsequent taxable years. Investors should be aware that McKee Nelson LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

          In addition, McKee Nelson LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. McKee Nelson LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

          If we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs, if any, will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay federal income tax at the highest corporate rate on:

○

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

○ other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

	○	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

	○	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amount we actually distributed and any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our capital stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more CDO offerings or one or more trusts formed in connection with our securitization transactions, but intend to structure each CDO offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

	○	the amount of gain that we recognize at the time of the sale or disposition, and

○

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

          In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

          A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

           6.          Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

           7.          It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

           We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 will apply to us beginning with our 2008 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe that our shares are held (and we believe that taking into account the issuance of any securities pursuant to this prospectus our shares will be held) with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the capital stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

           To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

          Qualified REIT Subsidiaries

          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into will be treated as qualified REIT subsidiaries.

          Other Disregarded Entities and Partnerships

          An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

          If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

          Taxable REIT Subsidiaries

          A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

          The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

          A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

          Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

          We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

          Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

          Interest

          The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

          If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

          Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

          Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

          Fee Income

          We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

          Dividends

          Our share of any dividends received from any corporation (including any TRS that we form, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

          Rents from Real Property

          We currently do not intend to acquire real property with the proceeds of offerings of these securities.

          Hedging Transactions

          We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent that we hedge for certain other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income test or the 75% gross income test. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

          Failure to Satisfy Gross Income Tests

          We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation of Our Company,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

          To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

          Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

          Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

          Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

          We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

          We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

          Failure to Satisfy Asset Tests

          If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

          If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

          To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A) the sum of

                    (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

                    (ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

          In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our capital stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

          We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

          To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Stockholders, —Taxation of Taxable Domestic Stockholders.”

          We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

          Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

          Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

          A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools

          An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

          We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

          If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

          Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

          If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

          If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

          Taxation of Taxable Domestic Owners

          Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

          Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our capital stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

          Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your capital stock by the difference between your share of the capital gain and your share of the credit.

          Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our capital stock you own, but rather, will reduce your adjusted tax basis in your capital stock. Assuming that the capital stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the capital stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the capital stock has been held for one year or less).

          If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

          To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

          Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

          Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our capital stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the capital stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our capital stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

          If you recognize a loss upon a disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

          Amounts that you are required to include in taxable income with respect to our capital stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our capital stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of capital stock. Generally, income you recognize with respect to our capital stock will be treated as investment income for purposes of the investment interest limitations.

          Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

I.	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

II.	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

          Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our capital stock as “debt financed property” within the meaning of the Code and (ii) has not used our capital stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

          In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

          The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our capital stock applicable to a Foreign Owner.

          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

          The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

          Ordinary Dividend Distributions. The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our capital stock. In cases where the dividend income from a Foreign Owner’s investment in our capital stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our capital stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

          Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

          Non-Dividend Distributions. Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our capital stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our capital stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

          Capital Gain Dividends. Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner so long as (i) our capital stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of our capital stock at any time during the one-year period ending with the date of the distribution.

          Dispositions of Our Stock. Unless our capital stock constitutes a USRPI, a sale of our capital stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our capital stock will constitute a USRPI. Our capital stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our capital stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We do not intend to maintain records to determine whether we are a domestically controlled REIT for this purpose.

          Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of our capital stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of our outstanding capital stock at all times during a specified testing period.

          If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the capital stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

          Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

          Estate Tax. Our capital stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Other Tax Consequences

          Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our capital stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our capital stock.

          State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

PLAN OF DISTRIBUTION

          We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

          Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

          Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

          In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

          The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

          Our common stock is listed on the New York Stock Exchange under the symbol “CIM”. All other series of our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Other Relationships

          We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

          Certain legal matters relating to this offering will be passed upon for us by K&L Gates LLP, Washington, D.C. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Certain Federal Income Tax Considerations” is based on the opinion of McKee Nelson LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be names in the prospectus supplement relating to that offering.

EXPERTS

          The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the Securities and Exchange Commission’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-33796) under the Securities Exchange Act of 1934, as amended, and these documents are incorporated herein by reference:

–	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 3, 2008;

–	Our Definitive Proxy Statement on Schedule 14A filed on March 31, 2008;

–	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 14, 2008;

–	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed on August 8, 2008;

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed on November 10, 2008; and

–	Our Current Reports on Form 8-K filed on January 24, 2008; February 4, 2008; March 19, 2008; March 26, 2008; June 16, 2008; August 1, 2008; and October 20, 2008.

          All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed document. In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, telephone number (212) 696-0100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$29,475.00
Legal fees and expenses (including Blue Sky fees)	$500,000.00
Accounting fees and expenses	$100,000.00
Printing and engraving expenses	$50,000.00
Transfer agent fees and expenses	$10,000.00
Miscellaneous	$10,525.00

Total	$700,000.00

Item 15. Indemnification of Directors and Officers.

          Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (or Maryland General Corporation Law or MGCL) provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding because of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, unless limited by the corporation’s charter, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

          Our charter provides that our directors and officers will, and our employees and agents in the discretion of our board of directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

          The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty or committed in bad faith and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

          We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 16. Exhibits.

The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

EXHIBIT INDEX

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference)

3.2

Amended and Restated Bylaws of Chimera Investment Corporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Amendment No. 2 to Form S-11 (File No. 333-145525) filed on November 5, 2007 and incorporated herein by reference)

4.1

Specimen Common Stock Certificate of Chimera Investment Corporation (filed as Exhibit 4.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference)

5.1	Opinion of K&L Gates LLP (including consent of such firm)

8.1	Tax Opinion of McKee Nelson LLP (including consent of such firm)

10.1

Form of Management Agreement between Chimera Investment Corporation and Fixed Income Discount Advisory Company (filed as Exhibit 10.1 to the Company’s Registration Statement on Amendment No. 2 to Form S-11 (File No. 333-145525) filed on November 19, 2007 and incorporated herein by reference)

10.2

Form of Amendment No. 1 to the Management Agreement between Chimera Investment Corporation and Fixed Income Discount Advisory Company (filed as Exhibit 10.2 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-151403) filed on October 14, 2008 and incorporated herein by reference)

10.3

Form of Amendment No. 2 to the Management Agreement between Chimera Investment Corporation and Fixed Income Discount Advisory Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 20, 2008 and incorporated herein by reference)

10.4†

Form of Equity Incentive Plan (filed as Exhibit 10.2 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference)

10.5†

Form of Restricted Common Stock Award (filed as Exhibit 10.3 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference)

10.6†

Form of Stock Option Grant (filed as Exhibit 10.4 to the Company’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference)

10.7

Form of Master Securities Repurchase Agreement (filed as Exhibit 10.5 to the Company’s Registration Statement on Amendment No. 3 to Form S-11 (File No. 333-145525) filed on November 13, 2007 and incorporated herein by reference)

10.8

Master Repurchase Agreement, dated as of January 18, 2008, between Credit Suisse First Boston Mortgage Capital LLC and Chimera Investment Corporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2008 and incorporated herein by reference)

10.9

Master Repurchase Agreement, dated as of January 31, 2008, among DB Structured Products, Inc., Deutsche Bank Securities Inc., and Chimera Investment Corp. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 4, 2008 and incorporated herein by reference)

10.10

Amendment No. 1, dated as of March 14, 2008, to the Master Repurchase Agreement, dated as of January 31, 2008, among DB Structured Products, Inc., Deutsche Bank Securities Inc., and Chimera Investment Corp. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 19, 2008 and incorporated herein by reference)

10.11

Amendment No. 2, dated as of March 26, 2008, to the Master Repurchase Agreement, dated as of January 31, 2008, among DB Structured Products, Inc., Deutsche Bank Securities Inc., and Chimera Investment Corp. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2008 and incorporated herein by reference)

12.1	Ratio of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)

23.3	Consent of McKee Nelson LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on signature page to this registration statement)

† Represents a management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 23, 2008.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase

Matthew Lambiase
President and Chief Executive Officer

          Each person whose signature appears below hereby authorizes Matthew Lambiase and A. Alexandra Denahan, and each of them, as attorney-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Matthew Lambiase	Chief Executive Officer, President	December 23, 2008
and Director (principal executive officer)
Matthew Lambiase

/s/ Alexandra Denahan	Chief Financial Officer (principal	December 23, 2008
financial and accounting officer)
A. Alexandra Denahan

/s/ Paul Donlin	Nonexecutive Chairman of the	December 23, 2008
Board of Directors
Paul Donlin

/s/ Mark Abrams	Director	December 23, 2008

Mark Abrams

/s/ Jeremy Diamond	Director	December 23, 2008

Jeremy Diamond

/s/ Paul A. Keenan	Director	December 23, 2008

Paul A. Keenan